UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Arbutus Biopharma Corporation

(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On March 4, 2021, Arbutus Biopharma Corporation (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) to the Open Market Sale AgreementSM, dated December 20, 2018, with Jefferies LLC, as sales agent (“Jefferies”), as previously amended by Amendment No. 1, dated December 20, 2019, and Amendment No. 2, dated August 7, 2020 (as amended, the “Sale Agreement”). The Third Amendment revised the Sale Agreement to reflect that the Company may issue and sell additional common shares, without par value (the “Common Shares”), from time to time through Jefferies by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

This description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

As previously disclosed, on August 7, 2020, the Company and Jefferies entered into Amendment No. 2 to the Sale Agreement, pursuant to which the Company may issue and sell its Common Shares having an aggregate offering price of up to $75.0 million from time to time through Jefferies. The terms of such offering of Common Shares are contained in a prospectus supplement, dated August 7, 2020 (the “August 2020 Prospectus Supplement”) under a shelf registration statement on Form S-3 (File No. 333-235674) that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 10, 2020 (the “January 2020 Registration Statement”). The Company inadvertently filed a second prospectus supplement on August 7, 2020, which is identical to the August 2020 Prospectus Supplement and should not be construed as a separate prospectus supplement relating to the Sale Agreement. As of the date hereof, the Company has sold $58,564,835 of its Common Shares pursuant to the Sale Agreement under the August 2020 Prospectus Supplement. Therefore, $16,435,165 of the Company’s Common Shares remain available for issuance pursuant to the Sale Agreement under the August 2020 Prospectus Supplement. On March 4, 2021, the Company filed another prospectus supplement with the SEC (the “March 2021 Prospectus Supplement” and together with the August 2020 Prospectus Supplement, the “Prospectus Supplements”) in connection with the offering of up to an additional $75.0 million of its Common Shares pursuant to the Sale Agreement under a shelf registration statement on Form S-3 (File No. 333-248467) that was declared effective by the SEC on October 22, 2020 (the “October 2020 Registration Statement”). As a result, the Company has an aggregate of $91,435,165 of Common Shares in remaining capacity under the Prospectus Supplements.

The Common Shares are registered pursuant to the January 2020 Registration Statement and the October 2020 Registration Statement, and offerings for the Common Shares will be made only by means of the August 2020 Prospectus Supplement and the March 2021 Prospectus Supplement, as applicable. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Shares nor shall there be any sale of the Common Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Farris LLP relating to the legality of the issuance and sale of the Common Shares pursuant to the March 2021 Prospectus Supplement is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Farris LLP.
10.1	Amendment No. 3 to the Open Market Sale AgreementSM, dated March 4, 2021, by and between Arbutus Biopharma Corporation and Jefferies LLC.
23.1	Consent of Farris LLP (included in Exhibit 5.1).
104	Cover page interactive data file (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: March 4, 2021	By:	/s/ David C. Hastings
	Name:	David C. Hastings
	Title:	Chief Financial Officer